Exhibit 99.1

Amarin Provides Update on VAZKEPA® (Icosapent Ethyl) Intellectual Property Portfolio in Europe

- Company’s IP Protection for VAZKEPA® in Europe Now Extended Into 2039 -

DUBLIN, Ireland and BRIDGEWATER, N.J., April 3, 2024 -- Amarin Corporation plc (NASDAQ:AMRN) today announced that the Company received a Decision to Grant from the European Patent Office (EPO) for a new patent covering VAZKEPA® (icosapent ethyl) that will extend VAZKEPA exclusivity eight additional years into 2039. In addition, the Company recently achieved success defending a separate European VAZKEPA patent from third-party opposition within the EPO. Collectively, these patents cover both the protocol and results from the landmark REDUCE-IT outcomes study, providing an extended and strengthened exclusivity position for VAZKEPA within the Company’s European market.

“Today’s announcement extends the commercial runway for VAZKEPA in Europe by eight additional years, which enhances the potential impact that this product can have for patients and the growth potential for VAZKEPA across the continent,” said Patrick Holt, President & CEO, Amarin. “Moving forward, we will continue to rigorously defend our IP rights and explore any possibilities to strengthen Amarin’s patents and patent families around the world.”

Additional Details Regarding VAZKEPA IP Portfolio in Europe

The Decision to Grant from the EPO indicates a grant date of April 24, 2024, for a new Amarin patent containing claims covering VAZKEPA in Europe until April 2039. The claims of the 2039 patent arise from the pivotal REDUCE-IT cardiovascular outcomes trial relating to the use of VAZKEPA as an add-on treatment in adults being treated with a statin medicine who have high levels of triglycerides. Additional independent patent applications from this family remain pending, which when granted, will further reinforce VAZKEPA’s exclusivity in Europe until April 2039.

Additionally, in November 2023, Amarin successfully defended a separate patent containing claims covering VAZKEPA in Europe from third-party opposition. This patent expires in June 2033, and contains claims for reducing the risk of cardiovascular death and coronary revascularization based on the pivotal REDUCE-IT cardiovascular outcomes trial protocol. At the conclusion of that opposition, the EPO found all claims for Amarin’s 2033 VAZKEPA patent to be valid. Relatedly, the EPO recently allowed a separate pending patent application from this same 2033 patent family, which upon grant, will provide another VAZKEPA patent asset providing exclusivity in Europe until 2033.

These successful outcomes reinforce Amarin’s existing VAZKEPA European exclusivity, which comprises legacy patent exclusivity arising from the ANCHOR study that received extensions via Supplemental Protection Certificates (SPCs) until June 2035, layered upon Amarin’s regulatory exclusivity extending until March 2031. Collectively, these multiple layers of patent and regulatory protection provide a robust, multi-layered exclusivity position for VAZKEPA within our European market into 2039.

About Amarin

Amarin is an innovative pharmaceutical company leading a new paradigm in cardiovascular disease management. We are committed to increasing the scientific understanding of the cardiovascular risk that persists beyond traditional therapies and advancing the treatment of that risk for patients worldwide. Amarin has offices in Bridgewater, New Jersey in the United States, Dublin in Ireland, Zug in Switzerland, and other countries in Europe as well as commercial partners and suppliers around the world.

Forward-Looking Statements
This press release contains forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including beliefs about the potential for VASCEPA (marketed as VAZKEPA in Europe); beliefs about icosapent ethyl (IPE)’s role concerning appropriate patients suffering from cardiovascular disease (CVD) and potential population health impact, as well as general beliefs about the safety and effectiveness of VASCEPA. These forward-looking statements are not promises or guarantees and involve substantial risks and uncertainties. A further list and description of these risks, uncertainties and other risks associated with an investment in Amarin can be found in Amarin's filings with the U.S. Securities and Exchange Commission, including Amarin’s annual report on Form 10-K for the full year ended 2023. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Amarin undertakes no obligation to update or revise the information contained in its forward-looking statements, whether as a result of new information, future events or circumstances or otherwise. Amarin’s forward-looking statements do not reflect the potential impact of significant transactions the company may enter into, such as mergers, acquisitions, dispositions, joint ventures or any material agreements that Amarin may enter into, amend or terminate. Availability of Other Information About Amarin communicates with its investors and the public using the company website (www.amarincorp.com) and the investor relations website (investor.amarincorp.com), including but not limited to investor presentations and FAQs, Securities and Exchange Commission filings, press releases, public conference calls and webcasts. The information that Amarin posts on these channels and websites could be deemed to be material information. As a result, Amarin encourages investors, the media and others interested in Amarin to review the information that is posted on these channels, including the investor relations website, on a regular basis. This list of channels may be updated from time to time on Amarin’s investor relations website and may include social media channels. The contents of Amarin’s website or these channels, or any other website that may be accessed from its website or these channels, shall not be deemed incorporated by reference in any filing under the Securities Act of 1933.

Availability of Other Information About Amarin

Investors and others should note that Amarin communicates with its investors and the public using the company website (www.amarincorp.com), the investor relations website (investor.amarincorp.com), including but not limited to investor presentations and investor FAQs, U.S. Securities and Exchange Commission filings, press releases, public conference calls and webcasts. The information that Amarin posts on these channels and websites could be deemed to be material information. As a result, Amarin encourages investors, the media, and others interested in Amarin to review the information that is posted on these channels, including the investor relations website, on a regular basis. This list of channels may be updated from time to time on Amarin’s investor relations website and may include social media channels. The contents of Amarin’s website or these channels, or any other website that may be accessed from its website or these channels, shall not be deemed incorporated by reference in any filing under the Securities

Act of 1933.

Amarin Contact Information

Investor & Media Inquiries:

Mark Marmur

Amarin Corporation plc

PR@amarincorp.com

###